SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C. 20549

                              FORM 8-K/A #1

                             CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                           December 30, 1997
                             Date of Report
                    (Date of Earliest Event Reported)

                         PRIME COMPANIES, INC.
      (Exact Name of Registrant as Specified in its Charter)


             DELAWARE                0-22919          52-2031531
           (State or other        (Commission       (I.R.S. Employer
           jurisdiction of        File Number)      Identification No.)
            incorporation)

                           155 Montgomery Street
                                  Suite 406
                      San Francisco, California 94104
                 (Address of principal executive offices)

                               415/398-4242
                     Registrant's telephone number

                     Corcoran Technologies Corporation
                             1504 R Street, N.W.
                           Washington, D.C. 20009
                        Former name and former address


ITEM 1.     CHANGES IN CONTROL OF REGISTRANT

     (a) Pursuant to an Agreement and Plan of Merger (the "Agreement") between Prime Management, Inc., a California corporation, and the Registrant, Prime Management, Inc. ("PMI") was merged with and into the Registrant (hereinafter referred to either the "Registrant" or the "Company") effected with the State of Delaware on December 30, 1997 (the "Merger"). The Agreement was adopted by the unanimous consent of the Board of Directors of the Registrant and approved by the unanimous consent of the shareholders of the Registrant on December 23, 1997.

     Prior to the merger, the Registrant had 5,000,000 shares of common stock outstanding held by Pierce Mill Associates, Inc. Pursuant to the Agreement, the Registrant redeemed and retired 4,750,000 shares of the outstanding shares of common stock and issued 2,763,123 new shares of its common stock, subject to adjustments for fractional and dissenting shares, to the holders of all the outstanding common stock of PMI on a pro rata basis resulting in a total of 3,013,123 shares outstanding of the Registrant's common stock.

     As a result of the stock exchange, the former shareholders of PMI hold 91.7% of the outstanding shares of common stock of the Registrant. The sole source of consideration used by the shareholders of PMI to acquire their respective interest in the Registrant was the exchange of 100% of the outstanding common stock of PMI.

     The outstanding warrants of PMI and other outstanding rights to purchase shares of common stock of PMI are adjusted according to the terms contained in such warrants or other rights for conversion to warrants or rights to purchase 2,578,541 shares of common stock of the Registrant.


     Pursuant to the Agreement, on the effective date of the Merger, the officers and directors of PMI became the officers and directors of the Registrant. See "Management" below. The by-laws of PMI were adopted as the by-laws of the Registrant.

     Effective as of the date of the Merger, the Registrant changed its name to "Prime Companies, Inc."

     A copy of the Agreement was filed as an exhibit to the Form 8-K and is incorporated in its entirety herein. The foregoing description is modified by such reference.

     (b) The following table contains information regarding the shareholdings of the Registrant's current directors and executive officers and those persons or entities who beneficially own more than 5% of the Registrant's common stock:

                                   Amount of                   Percent
                                   stock Beneficially          of
Name                               Owned (1)                   Class

Irving Pfeffer
Chief Executive Officer            2,211,498 (2)               55.6%
     Director
155 Montgomery Street
San Francisco, CA 94104

David Lefkowitz
President, Director                  535,667 (3)                15.1%
155 Montgomery Street
Suite 406
San Francisco, CA 94104

Marshall Raines                        5,000 (4)                *
Director
155 Montgomery Street
Suite 406
San Francisco, CA 94104

Nicole B. Mason
Secretary                              5,000 (5)               *
155 Montgomery Street
Suite 406
San Francisco, CA 94104

David Shaw                         1,333,333 (6)               39.8%
120 West 45th Street
New York, New York 10026

Pierce Mill                          500,000 (7)               15.3%
  Associates, Inc.
1504 R Street, N.W.
Washington, D.C. 20009

All directors and                  2,757,165                   61.1%
executive officers as
a group (4 persons)
_______
*      Less than 1%

(1)       Based upon 3,013,123 outstanding shares of common stock.

(2) The total number of shares beneficially owned includes 711,123 outstanding shares, options to purchase 787,041 shares, immediately exercisable at an exercise price of $3.00 per share expiring on December 31, 2000 and 535,000 outstanding shares and options to purchase 178,334 shares with voting rights but no dispositive power.

(3) The total number of shares beneficially owned includes 8,001 shares and options to purchase 527,667 shares, immediately exercisable at an exercise price of $3.00 per share expiring on December 31, 2000.

(4) The total number of shares beneficially owned includes options to purchase 5,000 shares, immediately exercisable at an exercise price of $3.00 per share expiring on December 31, 2000.

(5) The total number of shares beneficially owned includes options to purchase 5,000 shares, immediately exercisable at an exercise price of $3.00 per share expiring on December 31, 2000.

(6) The total number of shares beneficially owned includes 1,000,000 shares and options to purchase 333,333 shares, immediately exercisable at an exercise price of $3.00 per share expiring on December 31, 2000.

(7) The total number of shares owned includes 250,000 shares and options to purchase 250,000 shares. James M. Cassidy is the President and sole shareholder of Pierce Mill Associates, Inc.

ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS

     (a) The consideration exchanged pursuant to the Agreement was negotiated at "arms length" between the Registrant and PMI. Prior to the Merger, no relationship existed between any officer or director of the Registrant or any officer, director or shareholder of PMI. The former sole director and shareholder of the Registrant had no direct or indirect interest in PMI. In evaluating PMI as a candidate for such merger, the Registrant used criteria such as value of the assets of the Registrant and value of the assets of PMI, the business operations of PMI, the business potential of PMI and the benefit to the Registrant of such Merger. The Registrant determined in good faith that the consideration for the exchange was reasonable.

     (b) The Registrant intends to continue the business operations formerly conducted by PMI.

BUSINESS

     BACKGROUND. PMI was a transportation company incorporated on December 29, 1970 in the State of California. The Company has two wholly-owned subsidiaries, Mid-Cal Express, a truck hauling company of shipments of general commodities, including temperature-sensitive goods, in both intrastate and interstate commerce and Mid-Cal Logistics, a freight brokerage company.

     On, December 31, 1996, PMI acquired Mid-Cal Express, Inc., a dormant trucking company, through a stock and asset purchase. Mid-Cal Express subsequently acquired an operating trucking company, Countrywide Truck Services, Inc. through a cash purchase of its assets and assumption of certain liabilities. The major lessors of trucks and trailers to Countrywide Truck Services, Inc. sublease the equipment to Mid-Cal Express.

     During 1997, Mid-Cal Express rapidly developed as a long-haul truckload carrier, with a fleet of more than 100 tractors and more than 145 refrigerated trailers. On July 22, 1997, Mid-Cal Logistics was incorporated in California, as a subsidiary of PMI to operate as a freight broker and logistics management company. Mid-Cal Logistics has an office in Maryland.

     MID-CAL EXPRESS.  Mid-Cal Express was incorporated August 29,
1994 but was inactive until 1996 when it acquired two trailers and initiated operations on a small scale. In December, 1996, it acquired the operations and assets of Countrywide Truck Service, Inc., a California corporation and formerly the wholly owned subsidiary of Countrywide
Transport Service, Inc., an over-the-counter public company.
Countrywide Truck Service, Inc. had been operating for 33 years and, as a result of two major uninsured losses, was forced into an assignment for benefit of creditors as an alternative to a bankruptcy filing. Since January 1, 1997, Mid-Cal Express has combined its operations and management and assumed control of the acquired business.

     Mid-Cal Express is an irregular route, truckload carrier transporting a range of commodities, including refrigerated food products, manufactured goods, retail store merchandise, paper products, beverages, paints and chemicals, between the western and northeastern United States and the provinces of Ontario and Quebec, Canada. Mid-Cal Express may transport any type of freight (except certain types of explosives, household goods, hazardous materials and commodities in bulk) from any point in the continental United States to any other point in another state or souther Canadian over any route selected by it.

     Mid-Cal Express is establishing itself as a preferred or "core carrier" for shippers who have time sensitive, high volume or high weight requirements. Its services include multiple pick-ups and deliveries, pick-ups within narrow time frames, specialized training of drivers, and other services tailored to customer needs. Mid-Cal Express utilizes employee drivers as well as owner/operator (independent contractor) drivers to increase the size of its fleet.

     Mid-Cal Express maintains Qualcomm satellite communication devices in its truck fleet. This technology serves as an instantaneous and accurate communication link between the driver and the Company, provides automatic load tracking and monitors the driver's and tractor's performance. Shipment information is available to the driver via a computer terminal within the cab. Comprehensive messages sent by satellite, special delivery instructions, recommended travel routes, weather reports, and logistics-directed pick-up and delivery information can be delivered to drivers in route. In addition, such satellite communications allow the Company to pinpoint the location of each tractor throughout the United States and southern Canada. Positions are received from each truck at least every hour showing latitude and longitude.

     Mid-Cal Express currently serves approximately 166 customers which include over 50 major national companies including Eastman Kodak, Sherwin Williams, Sunkist Growers, Vertex Systems and National
Growers. Mid-Cal Express offers long-haul trucking of fruits and vegetables from California to all points in the continental United States and short and medium haul trucking of dry goods, retail store merchandise, paints, chemicals, paper goods and frozen items.

     MID-CAL LOGISTICS. Mid-Cal Logistics provides freight hauling broker services. Logistics companies, like Mid-Cal Logistics, allow a shipper to place a single call to arrange truckload services anywhere in the United States and certain areas of Canada, without having to contact numerous individual carriers who may or may not have a truck available for a particular shipment to a particular destination.

     Mid-Cal Logistics maintains a network of truckload carriers to serve its customers. Upon receiving a call from a customer, a Mid-Cal
Logistics representative contacts various truckload carriers until locating one that has the time and the proper equipment to transfer the freight. The representative will make all of the arrangements to have the freight picked up and delivered. Mid-Cal Logistics also tracks the vehicles and monitors the shipment from pickup through delivery enabling customers to contact it rather than the individual carrier to get information on their shipment. Mid-Cal Logistic's customers are sent a single invoice for all shipments and payments for those shipments it arranges, covering the shipping and broker fees. Mid-Cal Logistics then pays the hired carrier, and retains a portion of the total fee paid by the customer. Thus, customers avoid having to pay multiple invoices from carriers and brokers.

     Mid-Cal Logistics first attempts to assign its customers' routes to Mid-Cal Express. This reduces search costs related to finding an appropriate carrier to serve a customer's needs. Mid-Cal Logistic's customers have priority access to Mid-Cal Express service, as Mid-Cal Logistics serves as the primary broker for the trucking subsidiary. Mid-Cal Logistics also retains a database of carriers to assign to routes in the event Mid-Cal Express cannot meet the needs of the broker's customer. The needs of the customer dictate the carrier Mid-Cal Logistics will assign.

EQUIPMENT AND TECHNOLOGY

     All of the Company's equipment is utilized by Mid-Cal Express. As of December 31, 1997, Mid-Cal Express operated approximately 107 company-owned or leased tractors and used 65 owner/operators that provided one or more pieces of operating equipment. The Company's fleet consists primarily of 48 foot long and 53 foot long , 102 inch wide, high cube trailers all 143 of which are refrigerated. The average age of tractors is less than three years. The current trailer fleet has many units equipped with roller systems to facilitate cargo loading and unloading. The use of newer equipment minimizes maintenance costs. The Company adheres to a comprehensive maintenance program for both tractors and trailers. Owner/operator tractors are inspected prior to acceptance by the Company for compliance with operational and safety requirements of the Company and the Department of Transportation. These tractors are then periodically inspected, similar to Company-owned tractors, to monitor continued compliance.

     The efficiency and flexibility provided by its fleet configurations permit the Company to handle both high volume and high weight shipments. Mid-Cal Express intends to maintain its new and efficient equipment fleet by following a regimen of tractor replacement on a three year cycle and trailer replacement on a five to seven year cycle. Mid-Cal Express targets a trailer/tractor ratio of 1.5 to 1. Management believes that this ratio promotes efficiency and allows it to serve a large variety of customers' needs, without significantly changing or modifying equipment. Mid-Cal Express' fleet configuration also allows the Company to move freight on a "drop-and-hook" basis, increasing asset utilization and providing better service to customers.

     The Company has invested heavily in modern computer and communications technology. The modern tractor fleet operated by Mid-Cal Express (and most of the equipment operated by companies utilized by Mid-Cal Logistics) utilize onboard computers with satellite communications capabilities. In the case of the Mid-Cal Express fleet, approximately 50 tractors are equipped with a Qualcomm satellite communications system, which allows the dispatchers to follow the progress of a vehicle, its speed, fuel consumption, and most importantly, its adherence to schedule, while allowing the timely and efficient communication of operating data, such as pickup and delivery instructions, directions to customer facilities, loading instructions, routing, fuel, taxes, mileage, payroll, safety, weather advisories, and traffic and maintenance information. Mid-Cal Express plans to equip the balance of its tractors with Qualcomm in the next twelve months. The satellite tracking of the movement of the vehicles, the constant monitoring of schedule, speed, and fuel consumption, and the availability of two-way communication has allowed the Company to deliver to its customers a high level of on-time service.

     The Company's central dispatching/customer service unit operates 24 hours a day, 365 days a year. If any problem should develop, managers and supervisors are either on hand or readily available to the dispatch center.

     Mid-Cal Express utilizes EDI (Electronic Data Interchange) for billing and order communications with its customers that also use EDI. This system automates purchasing and billing, enabling time and cost efficiencies to be realized.

DRIVERS AND EMPLOYEES

     As of December 1, 1997, Mid-Cal Express employed 125 personnel of whom 93 were employee drivers, five in maintenance, two in sales and marketing, and the remainder in administration and management. Mid-Cal Express contracted with independent contractors (owner/operators) throughout the year to provide tractors. None of the Company's employees is represented by a labor union.

     The recruitment, training and retention of qualified drivers is essential to support the Company's continued growth and to meet the service requirements of the Company's customers. Drivers are selected in accordance with Company-specific quality guidelines relating primarily to safety history, driving experience, road test evaluations and other personal evaluations, including physical examinations an mandatory drug and alcohol testing. Drivers are trained in all phases of the Company's policies and procedures, including customer service requirements, general operations, fuel conservation and equipment maintenance, operation and safety. Mid-Cal Express' long-haul drivers typically operate as teams, enabling faster delivery, greater equipment utilization and more desirable "trip-hours" for the drivers.

     Mid-Cal Express drivers are compensated on the basis of miles driven and length of haul. Drivers are also compensated for additional flexible services provided to the Company's customers, as well as through bonuses for safety, fuel efficiency, mileage and driver recruitment.

INDEPENDENT CONTRACTORS

     The independent contractors utilized by the Company are "owner/operators" who provide their own tractors, thus providing the Company an alternative method of obtaining additional revenue producing equipment. During December, 1997, the Company utilized an average of 65 owner/operators. The Company intends to increase its use of such owner/operators.

     Each independent contractor enters into a contract with the Company pursuant to which it is required to furnish a tractor and a driver or team of drivers exclusively to transport, load and unload goods carried by the Company. Owner/operators are paid a fixed level of compensation based on a fee per mile. Owner/operators are obligated to maintain their own equipment and pay for their own fuel. The Company provides trailers for each owner/operator. Since beginning operations in January, 1997, Mid-
Cal Express has utilized the services of owner/operators to handle approximately 40% of its hauling services.

REGULATION

     The Company currently has authority to carry freight on an intrastate basis in 48 states. The Federal Aviation Administration Authorization Act of 1994 (the FAAA Act) amended sections of the Interstate Commerce Act to prevent states from regulating routes rates or service of motor carriers after January 1, 1995. The FAAA Act did not address state oversight of motor carrier safety and financial responsibility or state taxation of transportation. If a carrier wishes to operate in a state where it did not previously have intrastate authority, it must, in most cases, still apply for authority.

     The Company's motor carrier operations are also subject to federal and state environmental laws and regulations, including laws and regulations dealing with the transportation of hazardous materials and other environmental matters. Specifically, the United States Environmental Protection Agency ("EPA") requires motor carrier operators to obtain a Certificate of Registration in order to transport hazardous materials . The Company has initiated programs to comply with all applicable environmental regulations. The Company requires each of its drivers to participate in training regarding the handling of hazardous materials, including tests given to the drivers after such training to ensure that the basic skills have been achieved. As part of its safety and risk management program, the Company periodically performs an internal environmental review to assist in environmental compliance and avoid environmental risk. In the event the Company should fail to comply with applicable regulations, the Company could be subject to substantial fines or penalties and to civil or criminal liability (which are determined on a case-by-case basis).

     The Company believes it is currently in material compliance with applicable laws and regulations and that the cost of compliance has not materially affected results of operations.

PROPERTY

     The Company maintains its offices at 155 Montgomery Street, Suite 406, San Francisco, California. The Company leases 680 square feet under a one year lease expiring in November, 1998.

     Mid-Cal Express' headquarters are located at 21496 Main Street,
Grand Terrace, California. This property includes 6,200 square feet of office space and a 2,400 square foot storage facility on 5.31 acres of industrial zoned land. The Grand Terrace/Colton area of Southern
California is a major transportation center, with easy interstate access and proximity to the crop harvests of the California agricultural industry. This property is subject to a two-year lease, ending December 31, 1999. Mid-
Cal Express currently intends to exercise its option to purchase this property for $550,000 at the end of the lease period. Prior to December 1997, Mid-Cal Express was headquartered at 325 North Cota Street,
Corona, California 91720 on a month to month basis. Mid-Cal Logistics maintains its offices at 1003 Old Philadelphia Road, Aberdeen, Maryland 21001. These offices are rented pursuant to a one year lease, ending
August 1, 1998, with rental payments of $250.00 a month for 300 square feet. Mid-Cal Logistics has an option to renew the lease.

MANAGEMENT
                                         Term of
Name                          Age        Office        Title

Irving Pfeffer                73         1970          Chairman
                                                       Chief Executive Officer

David Lefkowitz               48         1997          President
                                                       Chief Operating Officer

Marshall Raines               71         1998          Director

Nicole Mason, JD              26                       Corporate Secretary

Emilio Guglielmelli           41                       President, Mid-
                                                       Cal Express
                                                       and Mid-Cal Logistics

David Gosling                 48                       Vice President
                                                       Finance,
                                                       Mid-Cal Express
                                                       and Mid-Cal Logistics

     Irving Pfeffer serves as Chief Executive Officer and a director of the Company. Mr. Pfeffer has practiced law at Pfeffer & Williams P.C. (formerly law Offices of Irving Pfeffer) since 1975. He specializes primarily in business litigation and general corporate law and has assisted a number of "start-up" companies with securities and other business related legal matters. In the course of his corporate legal work, Mr. Pfeffer has assisted companies to raise venture capital and develop their business plans. Mr. Pfeffer holds a Bachelor of Arts degree in Economics and Political Science from McGill University, Canada (1949); a Doctorate in Economics from the Wharton School of Business, University of Pennsylvania (1954) and a law degree from LaSalle Extension University
(1974).

     David Lefkowitz serves as President, Chief Operating Officer and a Director of the Company. Mr. Lefkowitz has been Chief Operating
Officer and President since January 1997. Between 1988 and December 1996, Mr. Lefkowitz owned, operated and worked for Lefkowitz &
Company, a Certified Public Accounting firm, where he specialized in management consulting of growing companies, preparing such companies for eventual sale and/or mergers and acquisitions. Mr. Lefkowitz has been a Certified Public Accountant since 1977 and sold his accounting practice to certified public accounting firm of Check Tan & Co. in December 1996. Mr. Lefkowitz earned his BS in Business and
Accounting from University of Central Florida, Orlando, Florida in 1974.

          Marshall L. Raines has been a Director of the Company since January, 1998. Since 1980, Mr. Raines has been a Professor of Advertising, teaching a number of courses, at San Jose State University. At San Jose State University, Mr. Raines also coordinates the advertising degree program, which is the largest such accredited program in northern California. Mr. Raines has served as a consultant to advertising agencies and is on the Marketing Advisory Board for the United States Postal Service, and has published a number of books on the subject of advertising. He earned a Bachelor or Science degree in Marketing from New York University in 1949 and a Masters of Business Administration from New York University in 1953.

     Nicole Mason serves as Secretary to the Company. Ms. Mason is licensed to practice law in California and since July, 1997, has practiced as a corporate/securities associate at Pfeffer & Williams P.C., San Francisco, California. From February to June, 1997, Ms. Mason worked as a litigation associate at McMahon Law Offices in San Jose. From September, 1996 to January, 1997, Ms. Mason provided litigation support services to a large full service San Francisco law firm and the United States government, with respect to class action litigation matters. Ms. Mason has worked for the New York Supreme Court as a judicial clerk (May-June 1995) and at Lincoln Financial Services in Tacoma,
Washington (July-August 1995) as a securities/investment advisor compliance consultant. Ms. Mason attended the State University of New
York at Albany and graduated with Bachelor of Arts degree in Political Science and Psychology in 1993. She earned her law degree at the University of Illinois (Champaign-Urbana) in 1996.

     Emilio Guglielmelli has been the President of Mid-Cal Logistics since its inception in July, 1997. From January, 1997 to December, 1997, Mr. Guglielmelli was the Executive Vice-President of Marketing and Operations for Mid-Cal Express. Mr. Guglielmelli became President of Mid-Cal Express in January, 1998. While serving in these capacities, Mr. Guglielmelli created strong relationships with customers and developed a network of contacts throughout the trucking industry, which provided the foundation for Mid-Cal Logistics. Mr. Guglielmelli has worked in the trucking transportation industry for 16 years and is knowledgeable in all aspects of the business. Between 1992 and September 1996, he worked for D.E.F. Express in the Marketing and Operations department, gaining a reputation for increasing sales of trucking services.

RISK FACTORS

     FINANCIAL RESULTS. The Company's financial results for 1997 reflect revenues of $15,958,229 with a loss of $1,086,674. The Company believes this loss to be attributable to start-up cost plus the expansion of its customer base. The Company intends to curb such losses through direct purchases of rolling stock and acquisition of compatible operating companies, providing sufficient increased revenues to generate operating profits. There is no assurance that the Company will not continue to experience losses from its operations.

     FREIGHT RATES. The Registrant maintains freight rates competitive with the market price for similar types of shipments and distances. However, lower fuel costs or increased market competition may lead to lower freight rates. Lower freight rates not offset by lower operating costs or increased volume would have an adverse impact on the Registrant's operations.

     FUEL COSTS. The Registrant has little or no control over fuel costs which comprises a substantial portion of its operating expenses. In addition to the price of fuel charged by providers, the cost of fuel may increase from an increase in federal or state taxes imposed on the sale of fuel. Significant increases in these costs would have an adverse impact on the profitability of the Registrant.

     COMPETITION. The truckload transportation industry is highly fragmented and includes numerous regional, inter-regional and national carriers. In addition, the Registrant faces competition from other freight broker companies as well as railroads and, to a lesser degree, air and sea transportation companies. Many of these competitors have substantially greater financial and marketing resources than the Registrant and may be better able to attract and maintain customers.

     AVAILABILITY OF DRIVERS. The Registrant utilizes the services of employee drivers and independent contractor (owner/operator drivers). Competition for employee drivers and independent contractors is intense within the trucking industry. From time to time, there have been industry-wide shortages of qualified drivers and independent contractors and there can be no assurance that the Registrant will not be affected by a shortage of qualified drivers or independent contractors in the future. Prolonged difficulty in attracting or retaining qualified drivers or independent contractors could have a material adverse effect on the Registrant.

     SEASONALITY. A portion of the Registrant's truckload operations are in the transport of fruits and vegetables from California to intrastate and interstate destinations. The Registrant experiences the greatest demand for its services during the summer and fall when there is a demand for transport of such fruits and vegetables. The Registrant may experience reduced demand for its services with a corresponding reduction in revenues without any corresponding reduction in overhead. In addition, the demand for the Registrant's services may be diminished if the amount of produce required to be shipped by growers is reduced by inclement weather or other factors.

     CAPITAL REQUIREMENTS. The trucking industry is capital intensive and the Registrant depends on operating leases and debt financing in order to expand and maintain a modern operating fleet. If the Registrant were unable in the future to enter into acceptable operating lease arrangements, raise additional equity or borrow sufficient funds, when needed, it would be forced to limit its growth or operate its fleet for longer periods, which could adversely affect the Registrant. Use of older equipment involves higher maintenance costs and greater safety precautions. Reduced expansion efforts could result in costly operating inefficiencies.

     REGULATION. The Registrant's operations are subject to various federal, state and local laws, regulations and taxes. For example, federal regulatory authorities (including the Surface Transportation Board and the Department of Transportation) have broad authority and power to regulate motor carrier operations (including equipment specifications and commodities transported); approve rates, charges and accounting systems;
and prescribe certain safety requirements. Such matters as weight and dimension of equipment are also subject to federal and state regulation. Although compliance with these laws and regulations has not had a material effect on the Registrant's operations or financial condition, there is no assurance that additions or changes to such current laws or regulations will not have a material effect on the Registrant.

     POTENTIAL LIABILITY; UNINSURED LOSSES. The Registrant's business, by its nature, is subject to risk of liability resulting from the movement of freight. Furthermore, as the Registrant expands its operation, an additional risk of liability may occur. Currently, the Registrant carries commercial liability insurance in amounts believed to be adequate to cover any losses. No assurance can be given that such insurance coverage will be sufficient to fully protect the business and assets of the Registrant from all claims or that the Registrant will be able to obtain additional insurance at commercially reasonable rates. To the extent losses or claims are beyond the limits or scope of the Registrant's insurance coverage, the Registrant's business and assets could be materially adversely affected.

     ISSUANCE OF FUTURE SHARES MAY DILUTE INVESTORS
SHARE VALUE. The Certificate of Incorporation of the Registrant authorizes the issuance of a maximum of 50,000,000 shares of common stock and 10,000,000 shares of preferred stock. The future issuance of all or part of the remaining authorized common stock may result in substantial dilution in the percentage of the Registrant's common stock held by the Registrant's then existing shareholders. Moreover, any common stock issued in the future may be valued on an arbitrary basis by the Registrant. The issuance of the Registrant's shares for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by investors, and might have an adverse effect on any trading market, should a trading market develop for the Registrant's common stock.

     POTENTIAL ADVERSE EFFECTS OF AUTHORIZATION OF
PREFERRED STOCK. The Registrant may, without further action or vote by shareholders of the Registrant, designate and issue shares of preferred stock. The terms of any series of preferred stock, which may include priority claims to assets and dividends and special voting rights, could adversely affect the rights of holders of the common stock and thereby reduce the value of the common stock. The designation and issuance of preferred stock favorable to current management or shareholders could make the possible takeover of the Registrant or the removal of management of the Registrant more difficult and discourage hostile bids for control of the Registrant which bids might have provided shareholders with premiums for their shares.

     NO CURRENT TRADING MARKET FOR THE REGISTRANT'S
SECURITIES. There is currently no established public trading market for the securities of the Registrant. No assurance can be given that an active trading market in the Registrant's securities will develop or, if developed, that it will be sustained. The Registrant intends to apply for admission to quotation of its securities on the NASD OTC Bulletin Board and, if and when qualified, it intends to apply for admission to quotation on the Nasdaq SmallCap Market. There can be no assurance that a regular trading market for the common stock will develop or that, if developed, it will be sustained. Various factors, such as the Registrant's operating results, changes in laws, rules or regulations, general market fluctuations, changes in financial estimates by securities analysts and other factors may have a significant impact on the market price of the Registrant's securities. The market price for the securities of public companies often experience wide fluctuations which are not necessarily related to the operating performance of such public companies such as high interest rates or impact of overseas markets.

     PENNY STOCK REGULATION. Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on certain national securities exchanges or quoted on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The Registrant's securities may be subject to "penny stock" rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell the Registrant's securities.

     The foregoing required penny stock restrictions will not apply to the Registrant's securities if such securities maintain a market price of $5.00 or greater. There can be no assurance that the price of the Registrant's securities will be reached or maintained at such a level.

ITEM 3.     BANKRUPTCY OR RECEIVERSHIP

     Not applicable

ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING
               ACCOUNTANT

     As a result of the Merger and as of the date thereof, December 30, 1997, the accountant to the Registrant was dismissed and replaced with the accountant for PMI. The financial statements for the Registrant since inception have not contained any adverse opinion or disclaimer or were modified as to any uncertainty, audit scope or accounting principles and there were not any disagreements or "reportable events" with such former accountant. The board of directors of the Registrant subsequent to the Merger approved the auditors of PMI, Gilbert & Company, to continue as auditors of the Registrant.

ITEM 5.     OTHER EVENTS

     Not applicable.

ITEM 6.     RESIGNATIONS OF DIRECTORS AND EXECUTIVE
                            OFFICERS

     Pursuant to the Agreement, upon effectiveness of the Merger, James
M. Cassidy resigned as the sole director and officer of the Registrant and the officers and directors of PMI were designated to serve in their same capacities for the Registrant until the next annual meeting of stockholders and until their respective successors are elected and qualified or until their prior resignation or termination.

ITEM 7.     FINANCIAL STATEMENTS

          The audited financial statements for the year ended December 31, 1998 prepared for the Company by Gilbert & Company, certified public accountants, are included herein.

                                     Gilbert & Company
                                Certified Public Accountant
                               1 Maritime Plaza, Suite 1300
                              San Francisco, California 94111
                              415/576-1300   FAX 415/491-4141

                               INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of Prime Companies, Inc.

          We have audited the accompanying consolidated balance sheets of Prime Companies, Inc. (a Delaware corporation) and subsidiaries as of December 313, 1997 and 1996, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

          We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of materials misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

          In our opinion, the consolidated financial statements referred to above present fairly, in all materials respects, the financial position of Prime Companies, Inc. and subsidiaries as of December 31, 1997 and
1996, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

                                         Gilbert & Company

February 12, 1998

                                   PRIME COMPANIES, INC.
                             Consolidted Financial Statements

                                CONSOLIDATED BALANCE SHEETS
                             As of December 31, 1997 and 1996

                                          Assets

                                                    December 31,
                                                    1997          1996

CURRENT ASSETS
  Cash (Note 3)                                     $  200,570    $  264,274

Accounts receivable, net of allowance for
     doubtful accounts of $23,000 in 1997
     and $-0- in 1996 (Note 5)                       1,277,222             0
  Accrued receivables (Note 5)                         124,322             0
  Other receivables                                     97,310             0
  Fuel tax receivable (Note 3)                          16,451             0
  Investment accounts (Note 6)                         436,510     1,017,115
  Inventories (Note 3)                                  19,238             0
  Driver advances (Note 3)                              78,290             0
  Notes receivable, current portion                    387,232        13,271
  Deferred income taxes (Note 12)                       21,440             0
  Prepaid expenses                                     601,298             0
                                                    __________     _________
    Total Current Assets                             3,259,883     1,294,660

FIXED ASSETS (Notes 3 and 8)
  Land                                                 200,000             0
  Fixed assets                                       4,876,544             0
  Improvements                                          33,074             0
  Accumulated depreciation
          and amortization                            -659,448             0
    Net Fixed Assets                                 4,450,170             0

OTHER ASSETS
  Investments, unlisted securities (Note 6)            101,394             0
  Deferred income taxes (Note 12)                      379,500             0
  Deposits                                             244,935             0
  Note receivable, less current
         portion (Note 7)                               36,489        46,729
  Asset held for resale                                 23,000             0
    Total Other Assets                                 785,318        46,729

TOTAL ASSETS                                        $8,495,371    $1,341,389



   The accompanying notes are an integral part of these financial statements.

                                   PRIME COMPANIES, INC.
                             Consolidated Financial Statements

                          CONSOLIDATED BALANCE SHEETS (CONTINUED)
                             As of December 31, 1997 and 1996

                           LIABILITIES AND STOCKHOLDERS' EQUITY

                                               December 31,
CURRENT LIABILITIES                            1997            1996

  Accounts payable (Note 9)                    $ 418,918           $  0
  Accrued liabilities (Note 9)                 1,109,126              0
  Accrued loss reserve (Note 16)                  72,520              0
  Current portion of long-term debt              726,570              0
  Margin account payable (Note 6)                308,103        247,294
  Deferred expense credit                         37,500              0
  Loan payable                                   150,000              0
  Income and franchise
          taxes payable (Note 12)                  4,100              0
    Total Current Liabilities                  2,826,837        247,294

LONG-TERM LIABILITIES
  Long-term debt, less current
          portion (Note 10)                    2,682,977              0
  Deferred income                                605,370         19,429
  Security deposit                                 9,600              0
     Total Long-Term Liabilities               3,297,947         19,429

 Total Liabilities                            6,124,7842         66,723

Commitments and Contingencies
          (Note 16)                                   --             --

STOCKHOLDERS' EQUITY (Notes 2 and 4)
  Common stock, shares authorized 50,000,000,
   par value $.0001, 3,013,123 and
   1,255,123 were issued and outstanding
   at par, respectively                              276             126
  Additional paid-in capital                   3,459,834       1,254,998
  Retained earnings                           -1,089,523        -180,458
 Total Stockholders' Equity                    2,370,587       1,074,666

TOTAL LIABILITIES &
          STOCKHOLDERS' EQUITY                $8,495,371      $1,341,389

  The accompanying notes are an integral part of these financial statements.

                                PRIME COMPANIES, INC.
                         Consolidated Financial Statements

                           CONSOLIDATED STATEMENT OF CHANGES IN
                                    STOCKHOLDERS'EQUITY
                      For the Years Ended December 31, 1997 and 1996

                                                                   Total
                    Common Stock          Additional               Stockholders'
                    Shares       Par      Paid-In      Retained    Equity
                                 Value    Capital      Earnings    (deficit)

Balance at
January 1, 1996       986,123     $99     $986,025     $(206,175)   $  779,449

Sale of
Common Shares         269,000      27      268,973            --       269,000

Net Income--
December 31, 1996       --        --            --        25,717        25,717

Balance at
December 31, 1996   1,255,123    $126    $1,254,998   $ (180,458)   $1,074,666

Sale of
Common Shares       1,508,000     151     2,111,860           --     2,112,011

Preferred Stock
Dividends                  --      --            --      (93,000)      (93,000)

Acquisition of Mid-Cal
Express, Inc.              --      --         93,000          --        93,000

Shares Issued in
Merger
Transaction           250,000      --            (25)         --           (25)

Net Loss--December
31, 1997                   --      --             --     (695,064)    (695,064)

Balance at
December 31, 1997    3,013,123   $276     $3,459,834   $(1,089,523) $2,370,587


  The accompanying notes are an integral part of these financial statements.

                                   PRIME COMPANIES, INC.
                             Consolidated Financial Statements

                           CONSOLIDATED STATEMENT OF OPERATIONS
                      For the Years Ended December 31, 1997, and 1996


                                                 December 31,
REVENUE                                          1997              1996

  Transportation revenue                         $  14,776,294     $      0
  Logistics revenue                                  1,181,305            0
    Total Revenue                                   15,958,229            0

COST OF GOODS SOLD
  Purchased transportation                           5,534,505            0
  Brokerage purchased transportation                   614,148            0
    Total Cost of Goods Sold                         6,148,653            0

GROSS PROFIT                                          9,809,576           0

OPERATING COSTS AND EXPENSES
  Salaries and related expenses                       4,442,038           0
  Operating expenses and maintenance                  2,832,136         726
  Operating taxes and licenses                          428,151          14
  Insurance                                             614,329           0
  Revenue equipment rentals                             909,017           0
  General supplies and expenses                         726,192           0
  Local delivery                                         17,946           0
  Professional and consulting fees                       58,250           0
  Depreciation and amortization                         659,448           0
    Total Operating Costs and Expenses               10,687,507         740

  Net (Loss) From Operations                           (877,931)       (740)

OTHER INCOME (EXPENSE)
  Interest income                                         4,116       26,456
  Interest expense                                     (362,688)           0
  Rental income                                          63,900            0
  Investment income                                      79,042            0
  Consulting fees                                        10,000            0
  Director fees                                          (8,000)           0
  Other income                                            4,887            0
    Total Other Income (Expense)                       (208,743)      26,456

  Net Income (Loss) after Other Expenses             (1,086,674)      25,716

PROVISION FOR INCOME TAX (EXPENSE) BENEFIT
  Current                                                (9,330)           0
  Deferred                                              400,940            0
    Net Provision for Income Tax                        391,610            0

    Net Income (Loss)                                  (695,064)      25,716


   The accompanying notes are an integral part of these financial statements.

                                   PRIME COMPANIES, INC.
                             Consolidated Financial Statements

                     CONSOLIDATED STATEMENT OF OPERATIONS (CONTINUED)
                      For the Years Ended December 31, 1997, and 1996

EARNINGS PER SHARE:

INCOME (LOSS) PER COMMON SHARE                         $  (0.28)     $  0.02

INCOME (LOSS) PER COMMON SHARE --
          FULLY DILUTED                                $  (0.28)     $  0.02

WEIGHTED AVERAGE NUMBER OF SHARES:

WEIGHTED AVERAGE NUMBER OF
  SHARES OUTSTANDING                                  2,479,064    1,097,973

WEIGHTED AVERAGE NUMBER OF
  SHARES OUTSTANDING - FULLY DILUTED                  2,486,128    1,097,973



  The accompanying notes are an integral part of these financial statements.

                                   PRIME COMPANIES, INC.
                             Consolidated Financial Statements

                           CONSOLIDATED STATEMENT OF CASH FLOWS
                      For the Years Ended December 31, 1997, and 1996


                                                   December 31,
                                                   1997           1996
CASH FLOW FROM
OPERATING ACTIVITIES:
Reconciliation of net income (loss) to net
 cash (used) by operating activities:
 Net Income (Loss)                                 $(695,064)     $  25,717
Adjustments to reconcile net income
 (loss) to net cash (used) by
 operating activities:
   Depreciation and amortization                     659,448              0
   Provision for bad debts                            23,000              0
   Net current and deferred tax benefit             (391,610)             0

(Increase) decrease in:
 Accounts, notes, fuel tax and
 other receivables                                 (1,799,409)     (149,171)
 Inventories                                          (19,238)            0
 Investments                                          479,2111       32,785
 Prepaids, driver advances and deposits               (924,523)           0
 Asset held for resale                                 (23,000)           0
Increase (decrease) in:
 Accounts payable and accrued liabilities            1,528,044            0
 Accrued loss reserve                                   75,520            0
 Deferred income                                       585,941     (174,669)
 Deferred expense credit                                37,500            0
 Income and franchise tax payable                        4,100            0
   Net cash (used) by operating activities            (463,080)    (165,338)

CASH FLOW FROM
INVESTMENT ACTIVITIES:
 Additions to property, equipment and improvements    (667,580)           0
 Collections on notes receivable                        21,083            0
    Net cash provided (used) by investment
          activities                                  (646,497)           0

CASH FLOW FROM
FINANCING ACTIVITIES:
 Net proceeds from current and long term debt          174,771            0
 Margin account payable                                 60,809      153,542
 Proceeds from the sale of stock                     1,508,000      269,000
 Principal payments on long-term debt                 (707,307)           0
 Long term deposit                                       9,600            0
   Net cash provided by financing activities         1,045,873            0

INCREASE (DECREASE) IN CASH                            (63,704)     257,204
CASH AT BEGINNING OF YEAR                              264,274        7,070
CASH AT END OF YEAR                                   $200,570     $264,274

  The accompanying notes are an integral part of these financial statements.

                            PRIME COMPANIES, INC.

               Notes to the Consolidated Financial Statements
                          December 31, 1997 and 1996

1.        ORGANIZATION:

      THE BUSINESSES:

          Prime Companies, Inc. ("PCI") (the "Corporation"), was formed on December 30, 1997, as a result of the merger between Prime Management, Inc., a California corporation, and Corcoran Technologies Corporation, a Delaware corporation (see Note 4). The Company has two wholly-owned subsidiaries as discussed below.

          MID-CAL EXPRESS, INC.

          Mid-Cal Express, Inc. (the "Company") was incorporated under the laws of the State of California in August, 1994.
The Company's core business consists of truck transportation of temperature-controlled products throughout the United
States and Canada. The Company's strategy is to provide a high level of service to customers requiring temperature-controlled transportation and other specialized transportation services. The Company uses team drivers in approximately forty percent of its trips in order to provide safe and reliable on-time delivery for long haul shipments.

          An individual who is a present officer of the Corporation owned all of the Company's common shares of stock from 1994 through December 1996. The Company presently is a wholly owned subsidiary of the Corporation which became a publicly traded company on December 30, 1997, and as such the Company's financial statements are incorporated in this consolidated presentation of the Corporation's financial statements. From inception to December 31, 1996, the Company operated using a limited number of tractors. Beginning in December 1996 through September 1997, the Company issued shares of preferred and common stock to capitalize an expansion of its tractor fleet and customer base. Effective January 1, 1997, the Company purchased forty two tractors and approximately one hundred thirty refrigerated trailers and the rights to the business name Country Wide Truck Service for all the outstanding debt owed on the equipment. The debt amounted to approximately $2,700,000 of notes payable as well as operating leases with future minimum payments of approximately $4,000,000. The acquisition greatly increased the size of the Company's tractor and trailer fleet. The resulting increase in the customer base also increased sales dramatically.

          In May 1997, the Company's parent Corporation purchased a terminal cross-dock facility located in Fontana, California. Effective June 30, 1997, the Company purchased this property in exchange for 1,100,000 shares of common stock. At the present time, the Company plans to operate this facility as rental income property (see Note 11).

          During the next year the Company plans to increase its tractor fleet from approximately 100 tractors to 200 tractors through a combination of business acquisitions, purchase contracts and independent owner operations. Financing for this growth is expected to be obtained by the Company's parent Corporation through a series of stock offerings and alternative financing. The Company expects that the additional revenue generated by this increased fleet size will be sufficient to restore profitability by the end of the year.

             MID-CAL EXPRESS LOGISTICS, INC.

             Mid-Cal Express Logistics, Inc. (the "Company") was incorporated under the laws of the State of California in July 1997. The Company is a third party transportation logistics provider. The Company provides its customers with full-service logistics capabilities in less than truckload (LTL) and truckload services.

          The Company was incorporated as a wholly owned subsidiary of Prime Management, Inc. (see Note 4) which became a publicly traded company on December 30, 1997, and as such the Company's financial statements are incorporated in this consolidated presentation of the Corporation's financial statements. The Company was formed to complement its sister company, Mid-Cal Express, Inc., which, as noted above, is a truck transportation provider. the Company utilizes the trucks of Mid-Cal Express, Inc. as well as other carriers to service the transportation needs for a subsidiary of a Fortune 500 company.

          At the present time, the Company services one large customer. During the next year, the Company plans to expand its customer base by securing new customers utilizing the close relationship with Mid-Cal Express, Inc. and other carriers to provide the needed truck transportation.


2.        STOCKHOLDERS' EQUITY:

          The Corporation has authorized 10,000,000 shares of preferred stock with a $.0001 par value. At December 31, 1997, none of the authorized preferred shares were issued and outstanding.

          The Corporation has authorized 50,000,000 shares of common stock with a $.0001 par value. At December 31, 1997, 3,013,123 shares of such common stock were issued and outstanding.

          See Note 4 for a discussion of the stock transactions prior to and as a result of the merger as addressed in Note 4.

          The Corporation has not paid any ordinary and operating cash dividends on its common or preferred stock and has no plans to do so. Any payment of cash dividends in the future will be at the discretion of the Corporation's Board of Directors and will depend upon the financial condition, capital requirements, and earnings, of the Corporation, as well as other factors which the Board of Directors may deem relevant.


3.        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

          The most significant accounting policies followed by the Company are summarized as follows:

          BASIS OF PRESENTATION

          The financial statements are presented on the accrual basis, which is the accounting method the corporation uses to file its federal tax returns. Under this basis of accounting, revenue and related assets are recognized when earned and expenses and related liabilities are recognized when the obligations are incurred.

             NET INCOME (LOSS) PER COMMON SHARE

          The net income (loss) per common share is computed using a weighted average number of shares outstanding during the period as follows:

                  Period                        Average No.
                  Ending                        of Shares

                  12/96                         1,097,973
                  12/97                         2,479,064

          The above weighted average shares are based upon the cumulative common stock outstanding.

          The dilutive net income (loss) per common share is computed using a weighted average number of shares outstanding during the period as follows:

                   Period                       Average No.
                   Ending                       of Shares

                   12/96                        1,097,973
                   12/97                        2,486,128

          The above weighted average shares are based upon the cumulative common stock outstanding and incorporating the above noted 2,578,541 options issued and outstanding as of December 31, 1997, assuming that all such options were exercised.


          MERGER AND RELATED EFFECTS

          See Note 4.


          CASH AND CASH EQUIVALENTS

          For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.


          INVENTORIES

          Inventories for the trucking operations (Mid-Cal Express, Inc.) consist primarily of spare parts and tires for revenue equipment and are stated at the lower of cost or market. Cost is determined using the first-in, first-out
(FIFO) method.

3.        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

          INCOME TAXES

          At December 31, 1997, the Corporation had an estimated tax loss carryforward of approximately $1.1 million dollars, which "may" be available to offset future taxable income, if any, through the tax years ending between 2012 and 2013. The net operating loss carryforward for tax purposes may be severely limited with respect to its availability based on certain consolidation tax return rules.

          The Corporation and each of its wholly owned subsidiaries follows the provisions of Statement of Financial Accounting Standards ("SFAS") #109 - Accounting for Income Taxes, which states the criteria for measuring the provision for income taxes and recognizing deferred tax assets and liabilities in the accompanying financial statements. SFAS 109 requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined, based on the difference between the financial statements and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.



          FIXED ASSETS

          Land, property and equipment are stated at cost. Provision for depreciation and amortization on property and equipment is calculated using the straight-line method over the estimated useful lives of the assets. Salvage values of 10 to 15 percent are used in the calculation of depreciation for transportation revenue equipment. When assets are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gain or loss is recognized in income for the period.

Details of fixed assets are as follows (see Note 8 for depreciation periods):

Land                                                    $  200,000

Buildings and Improvements                                 182,161
Accumulated Depreciation                                     3,315
Net Buildings and Improvements                             178,017

Revenue Equipment                                        4,469,219
Accumulated Depreciation                                   615,898
Net Revenue Equipment                                    3,853,321

Service Vehicles                                            14,000
Accumulated Depreciation                                     2,800
Net Service Vehicles                                        11,200

Furniture and Office Equipment                             100,055
Accumulated Depreciation                                    16,797
Net Furniture and Office Equipment                          83,258

Communications Equipment                                   132,229
Accumulated Depreciation                                    17,151
Net Communication Equipment                                115,078

Shop Equipment                                              11,954
Accumulated Depreciation                                     3,487
Net Shop Equipment                                           8,467

Total Fixed Assets                                      $5,109,618
Total Accumulated Depreciation                          $  659,448
Net Fixed Assets                                        $4,450,170


          ACCOUNTING FOR LONG-LIVED ASSETS

          In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121 "Accounting for the Impairment of Long-Lived Assets". The Corporation and each of its wholly owned subsidiaries have adopted SFAS No. 121 which requires each such entity to compare the net carrying value of long-lived assets to the related estimates of future cash flows, and other criteria, to determine if impairment has occurred. If it is determined that the net carrying value is overstated, then impairment is recognized to reduce the carrying value to the estimated fair value.


          ACCRUED INSURANCE AND LOSS RESERVES

          Mid-Cal Express, Inc. retains a portion of the risk under vehicle liability, cargo loss, physical damage and other insurance programs. Reserves have been recorded which reflect estimated liabilities including claims incurred but not reported.


          REVENUE RECOGNITION

          Transportation revenues and related expenses are recognized using a method which approximates recognition of both revenue and direct costs on the date the freight is received for shipment. Brokerage revenues and related costs and expenses are recognized upon the completion of the shipments. Unbilled shipments are accrued, pending proof of shipment and delivery.

          CREDIT RISK

          Financial instruments which potentially subject Mid-Cal Express, Inc. to concentrations of credit risk include trade accounts receivable and the assigned receivable reserve. With respect to the concentration of credit risk in trade accounts receivable, the five largest transportation revenue customers of Mid-Cal Express, Inc. comprised 34 percent of the outstanding accounts receivable, after reduction by proceeds received by assigning receivables, as of December 31, 1997
(see Note 5).

          With respect to Mid-Cal Express Logistics, Inc., financial instruments which potentially subject Mid-Cal Express Logistics, Inc. to concentrations of credit risk include trade accounts receivable. With respect to the concentration of credit risk in trade accounts receivable, Mid-Cal Express Logistics, Inc. has one customer, which is a Fortune 500 company listed on the New York Stock Exchange.

          USE OF ESTIMATES

          The preparation of financial statements in conformity with generally accepted accounting principals may require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from such estimates.


4.        BUSINESS MERGER:

          Pursuant to an Agreement and Plan of Merger (the "Agreement") between Prime Management, Inc. ("PMI), a California Corporation, and Corcoran Technologies Corporation ("CTC"), PMI was merged with and into CTC effected with the State of Delaware on December 30, 1997. The Agreement was adopted by the unanimous consent of the Board of Directors of CTC and PMI and approved by the unanimous consent of the shareholders of CTC and PMI on December 23, 1997.

          Prior to the merger, CTC had 5,000,000 shares of common stock outstanding held by Pierce Mill Associates, Inc.
Pursuant to the Agreement, CTC redeemed and retired 4,750,000 shares of the outstanding shares of common stock and issued 2,763,123 new shares of its common stock, subject to adjustments for fractional and dissenting shares, to the holders of all the outstanding common stock of PMI on a pro rata basis resulting in a total of 3,013,123 shares outstanding of CTC's common stock.

          As a result of the stock exchange, the former shareholders of PMI hold 91.7 percent of the outstanding shares of common stock of CTC. The sole source of consideration used by the shareholders of PMI to acquire their respective interest in CTC was the exchange of 100 percent of the outstanding common stock of PMI.

          The outstanding warrants of PMI and other outstanding rights to purchase shares of common stock of PMI are adjusted according to the terms contained in such warrants or other rights for conversion to warrants or rights to purchase
2,578,541 shares of common stock of CTC.

          Pursuant to the Agreement, on the effective date of the merger, the officers and directors of PMI became the officers and directors of CTC. The by-laws of PMI were adopted as the by-laws of CTC.

          Effective as of the date of the merger, CTC changed its name to "Prime Companies, Inc".


5.        ACCOUNTS AND ACCRUED RECEIVABLES:

          MID-CAL EXPRESS, INC.

          Mid-Cal Express, Inc. entered into an agreement on November 14, 1997, with KBK Financial ("KBK") which provides for the assignment of its trade receivables for an immediate advance of 80 percent of the assigned amount. the remaining 20 percent of the assigned amount is held in reserve until the receivable is collected. The assignment is made with recourse, which is limited to the aggregate reserve amount. KBK charges a fixed amount of 25/100 of a percent on the assigned amount and interest on the advances at the prime rate plus 2.00 percent. In addition, the assigned receivables are secured by all intangible assets of Mid-Cal Express, Inc. The assigned receivable reserve consisted of the following as of December 31, 1997:

Invoices assigned to KBK                              $ 1,363,801
Less: Amounts advanced to
          Mid-Cal Express, Inc.                        (1,189,030)
          Assigned receivable reserve                 $   174,771

          Accounts receivable of Mid-Cal Express, Inc. consisted of the following at December 31, 1997:

Receivables retained by Mid-Cal Express, Inc          $   772,688
          Less: Reserve for doubtful accounts             (23,000)
                            Assigned receivable reserve.  174,771
                            Accounts receivable, net  $   924,459

          Mid-Cal Express, Inc. performs periodic credit evaluations of its customers' financial condition and generally does not require collateral. Mid-Cal Express, Inc. has recorded an allowance of $23,000 as of December 31, 1997, which has been netted against the related amounts receivable.

          MID-CAL EXPRESS LOGISTICS, INC.

          Mid-Cal Express Logistics, Inc. has one customer as of December 31, 1997. No provision for doubtful accounts has been made because the customer has a satisfactory payment history and is financially strong. The account receivable balance was $368,153.

          Receivables are accrued for unbilled revenue that has been earned by the performance and delivery of the shipment.
The related costs of the revenue are included in accrued expenses ($124,322).


6.        INVESTMENTS AND MARGIN ACCOUNTS:

          The parent Corporation maintains certain investment accounts in order to realize the optimum return on monies which are available for such short term purposes. Since certain investments include listed (as well as non-listed) securities, the Corporation also uses its margin rights in order to borrow against the related securities in order to avoid liquidating such securities which may not be beneficial to the Corporation.

7.        NOTES RECEIVABLE:

          Mid-Cal Express, Inc. had notes receivable consisting of the following:

          Note receivable, due in monthly installments of $2,200 including interest at 8 percent through November 1999, collateralized by transportation equipment. The details of such note receivable is as follows:

December 31, 1997 - total                               $  50,469
December 31, 1997 - current portion                       (13,980)
December 31, 1997 - net                                 $  36,489
December 31, 1996 - total                               $  60,000
December 31, 1996 - current portion                       (13,271)
December 31, 1996 - net                                 $  46,729


8.        FIXED ASSETS

             As of December 31, 1997, the estimated useful lives for the fixed asset categories as presented in Note 3, are as follows:

          Land                                                 N/A
          Buildings and Improvements                      31 years
          Revenue Equipment                           4 to 7 years
          Service Vehicles                                 5 years
          Furniture and Office equipment              3 to 5 years
          Communications Equipment                         5 years
          Shop Equipment                                   3 years

          The land, building and improvements are on an operating lease (see Note 11).

          All fixed assets, with the exception of $1,535 of office equipment and $213 of related depreciation owned by Mid-Cal
Express Logistics, Inc. at December 31, 1997, are owned by
Mid-Cal Express, Inc.


9.        ACCOUNTS PAYABLE AND ACCRUED LIABILITIES:

          Accounts payable and accrued liabilities related to Mid-Cal Express, Inc. consisted of the following at December 31, 1997:

          Accounts payable                              $  410,623
          Accrued compensation-related
                            liabilities                    200,021
          Accrued purchased transportation                 278,416
          Other accrued expenses                           245,778
          Total                                         $1,134,838

          Accounts payable and accrued liabilities related to Mid-Cal Express Logistics, Inc. consisted of the following at December 31, 1997:

          Accounts payable                               $  18,884
          Accrued expenses                                 384,911
          Total                                          $ 403,795

          Accounts payable related to the Parent Corporation consisted of $4,801 of accounts payable at December 31, 1997:


10.       NOTES PAYABLE AND LONG-TERM DEBT:

          Mid-Cal Express, Inc. notes payable and long-term debt at December 31, 1997, consisted of the following:

Notes payable, payable in aggregate monthly installments of $1,645 including interest ranging from 9.7 percent to 10.6 percent, maturing at various dates through March 2000, collateralized by certain
computer equipment and software                                     $   39,532

Notes payable, payable in aggregate monthly installments of $68,559 including interest ranging from 8.5 percent to 10.99 percent, maturing at various dates through May 2001, collateralized by certain
tractor equipment                                                   $2,474,230

Notes payable, payable in aggregate monthly installments of $30,666 including interest ranging from 10.0 percent to 10.3 percent, maturing at various dates through May 2001, collateralized by certain
trailer equipment                                                    1,055,902

          Total                                                     $3,569,664
          Less current portion                                        (886,687)
          Net                                                       $2,682,977


Scheduled maturities of notes payable and long-term debt are as follows:

December 31, 1998                                       $  886,687
December 31, 1999                                          981,731
December 31, 2000                                        1,545,718
December 31, 2001                                          155,528
December 31, 2002                                                0
Total                                                   $3,569,664


11.       PROPERTY ON OPERATING LEASE:

          Mid-Cal Express, Inc. leases out a terminal facility located in Fontana, California under a noncancelable net operating lease which expires in June, 1999. The lease provides for monthly rentals of $9,600, and $62,400 was earned and collected during 1997.

          Minimum future rentals on noncancelable operating lease as of December 31, 1997, are as follows:

December 31, 1998                                       $  115,200
December 31, 1999                                           57,600
Total                                                   $  172,800


12.       INCOME TAXES:

          MID-CAL EXPRESS, INC.

          The provision for income taxes consists of the following components for 1997:

          Current taxes                                  $  3,300
          Deferred taxes                                   44,750
          Tax benefit of net operating
                            loss carryforward            (444,900)
          Net                                           $(396,850)

          The components of the deferred tax assets as of December 31, 1997, are as follows:

          CURRENT DEFERRED TAX ASSETS

          Vacation accrual reserve                       $  12,600
          Bad debt service                                   8,050
          Total                                          $  20,650

          LONG-TERM DEFERRED TAX ASSETS

          Depreciation                                   $(65,400)
          Net operating loss carryforward                 444,900
             Total                                       $379,500


Management believes the deferred tax assets will be recoverable from future taxable income, as a result, a valuation allowance is not required.

As of December 31, 1997, there existed net operating losses to be carried forward for federal income tax purposes of $1,271,162 which expire in the year 2012.

          MID-CAL EXPRESS LOGISTICS, INC.

          The provision for income taxes consists of the following components for 1997:

          Current taxes                                 $     800
          Tax benefit of net operating
            loss carryforward                                (790)
          Net                                           $      10


          MID-CAL EXPRESS LOGISTICS, INC. (CONTINUED)

The component of the current deferred tax assets as of December 31, 1997, is a net operating loss carryforward benefit in the amount of $790. As of December 31, 1997, there existed net operating losses to be carried forward for federal income tax purposes of $5,200 which expire in the year 2012.


13.       RELATED PARTY TRANSACTIONS:

          Mid-Cal Express, Inc. has a credit facility with the majority stockholder. The credit facility is due on demand and pays interest at 10 percent, payable monthly. The balance of the credit facility was $831,000 as of December 31, 1997. During 1997, Mid-Cal Express, Inc. paid $66,456 in interest payments to the majority stockholder, and had accrued interest in the amount of $4,440 as of December 31, 1997.

          Related party transactions also occurred between Mid-Cal Express, Inc. and Mid-Cal Express Logistics, Inc. Mid-Cal Express, Inc. has advanced money to Mid-Cal Express Logistics, Inc., on an as needed and non-interest bearing basis. The amount of the loan receivable from Mid-Cal Express Logistics, Inc. is $160,117 as of December 31, 1997. Mid-Cal Express,
Inc. also had sales of $408,441 with Mid-Cal Logistics, Inc. during 1997, and as of December 31, 1997, had accounts receivable of $177,071. Additionally, shared expenses such as for wages and related general and administrative expenses in the amount of $97,563 were charged to Mid-Cal Express
Logistics, Inc. by Mid-Cal Express, Inc. Mid-Cal Express Logistics, Inc. also had $15,390 of accounts payable due to Mid-Cal Express, Inc. at December 31, 1997.

          All related party transactions have been eliminated during the consolidation process with the Parent Corporation.

14.       EMPLOYEE DEFINED CONTRIBUTION PLAN

          Effective February 1, 1997, Mid-Cal Express, Inc. adopted a Deferred Compensation Simple IRA Plan (the "Plan") covering all full-time employees. To be eligible to participate in the Plan, employees must be expected to earn at least $5,000 annually. Employees involved in then Plan may contribute up to $6,000 of their compensation, on a pre-tax basis, subject to statutory and Internal Revenue Service guidelines. Contributions to the Plan are invested at the direction of the participant. Mid-Cal Express, Inc. made matching contributions of $11,163 to the Plan during the year ended December 31, 1997.

15.       MAJOR CUSTOMERS

          Mid-Cal Express, Inc. has approximately 200 customers and the five largest customers, all unaffiliated, comprised total transportation revenue of $9,424,864, or approximately
62 percent of their total transportation revenue.

16.       COMMITMENTS AND CONTINGENCIES

          MID-CAL EXPRESS, INC.

          LEASES

          Mid-Cal Express, Inc. has operating lease commitments for revenue equipment and office and terminal property, which expire over the next five years. The following is a schedule of future minimum lease payments for operating leases (with initial or remaining terms in excess of one year) as of December 31, 1997:

December 31, 1998                                       $1,146,671
December 31, 1999                                        1,146,659
December 31, 2000                                          997,830
December 31, 2001                                          461,962
December 31, 2002                                           97,632
Total                                                   $3,850,754

          Rental expense for all operating leases of the transportation segment consisted of the following as of December 31, 1997:

Revenue equipment rentals                               $  912,295
Terminal, warehouse, and office rentals                    124,792
Other equipment rentals                                     10,258
Total                                                   $1,047,345

          Mid-Cal Express, Inc. is obligated under its liability and property damage insurance policies for losses up to the specific policy deductibles as a result of accidents and claims incurred. Accrued loss reserves of $72,520 as of December 31, 1997 were recorded to cover these potential claims.

          MID-CAL EXPRESS LOGISTICS, INC.

          Mid-Cal Express Logistics, Inc. has an operating lease commitment for office property, which expires in July, 1998.


          PARENT CORPORATION

          The Parent Corporation (Prime Companies, Inc.) maintains its offices at 155 Montgomery Street, Suite 406, San
Francisco, California, 94104. The Parent Corporation leases
680 square feet under a one year lease expiring in November, 1998.


17.          OTHER EVENTS:

          On December 31, 1997, the President of Mid-Cal Express, Inc. resigned to pursue other interests, and was replaced by the Vice-President of Operations. The former president has been retained until March 31, 1998 as a consultant to Mid-Cal Express, Inc.


ITEM 8.     CHANGE IN FISCAL YEAR

     Not applicable.

ITEM 9.     SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S

     Not applicable.

EXHIBITS

     None

                                        SIGNATURES

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        PRIME COMPANIES, INC.


                                        By /s/ Irving Pfeffer
                                        Chief Executive Officer
   March 11, 1998